                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

         |_|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only (as
                  permitted by Rule 14a-6(e)(2)
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                  14(a)-12

                              United Capital Corp.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

         Payment of filing fee (check the appropriate box):

         |X|      No fee required.

         |_|      Fee computed on table below per Exchange Act Rules 14a-
                  6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction
                  applies:

--------------------------------------------------------------------------------

         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_|      Fee paid previously with preliminary materials.

         |_|      Check  box if any part of the fee is  offset  as  provided  by
Exchange Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

         (3)      Filing Party:

--------------------------------------------------------------------------------

         (4)      Date Filed:

                                      -2-

                              UNITED CAPITAL CORP.
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2001
                                 --------------

To the Stockholders:

         NOTICE IS HEREBY  GIVEN that the Annual  Meeting of  Stockholders  (the
"Meeting") of UNITED CAPITAL CORP., a Delaware corporation (the "Company"), will be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021,
on June 12, 2001, at 10:00 A.M., Local Time, for the following purposes:

                  1. To elect  five (5)  members  of the Board of  Directors  to serve until the next  annual  meeting of  stockholders  and until their successors have been duly elected and qualified; and

                  2. To transact such other  business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of  Directors  has fixed the close of business on May 8, 2001 as the record date for the  Meeting.  Only  stockholders  of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                        By Order of the Board of Directors

                                        ANTHONY J. MICELI
                                        SECRETARY

Dated: May 11, 2001

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE  MEETING,  YOU ARE URGED
TO FILL IN,  DATE,  SIGN AND RETURN THE ENCLOSED  PROXY IN THE ENVELOPE  THAT IS
PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              UNITED CAPITAL CORP.
                                  9 PARK PLACE
                           GREAT NECK, NEW YORK 11021
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 12, 2001
                                ----------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders by the Board of
Directors of United Capital Corp., a Delaware  corporation (the  "Company"),  in connection with the solicitation of the  accompanying  Proxy for use at the 2001
Annual Meeting of  Stockholders of the Company (the "Meeting") to be held at the offices of the Company,  9 Park Place,  Great Neck, New York 11021,  on June 12,
2001, at 10:00 A.M., Local Time, or at any adjournment thereof.

         The  principal  executive  offices of the Company are located at 9 Park
Place,  Great Neck,  New York 11021.  The  approximate  date on which this Proxy
Statement and the accompanying Proxy will first be sent or given to stockholders is May 11, 2001.

                        RECORD DATE AND VOTING SECURITIES

         Only  stockholders  of record at the close of  business on May 8, 2001, the record date (the "Record Date") for the Meeting,  will be entitled to notice of, and to vote at, the Meeting and any adjournment  thereof. As of the close of business on the Record  Date,  there were  4,683,915  outstanding  shares of the
Company's common stock, $.10 par value (the "Common Stock"). Each of such shares is entitled to one vote.  There was no other class of voting  securities  of the
Company  outstanding  on that date. All shares of Common Stock have equal voting rights.  A majority of the outstanding  shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

         Shares of Common  Stock  represented  by  Proxies,  which are  properly executed,  duly  returned and not revoked will be voted in  accordance  with the instructions  contained therein.  If no specification is indicated on the Proxy, the  shares  of  Common  Stock  represented  thereby  will be voted  (i) for the election as  Directors  of the persons who have been  nominated  by the Board of
Directors and (ii) for any other matter that may properly be brought  before the
Meeting in  accordance  with the  judgment  of the person or persons  voting the
Proxies.

         The execution of a Proxy will in no way affect a stockholder's right to attend the  Meeting and vote in person.  Any Proxy  executed  and  returned by a stockholder  may  be  revoked  at any  time  thereafter  if  written  notice  of revocation  is given to the  Secretary  of the  Company  prior to the vote to be taken at the Meeting,  or by execution of a subsequent  proxy which is presented at the Meeting,  or if the stockholder  attends the Meeting and votes by ballot, except as to any  matter  or  matters  upon  which a vote  shall  have been cast pursuant to the authority conferred by such Proxy prior to such revocation.  For purposes of determining the presence of a quorum for transacting business at the
Meeting,  abstentions  and broker  "non-votes"  (i.e.,  proxies  from brokers or nominees  indicating that such persons have not received  instructions  from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have  discretionary  power)
will be treated as shares that are present but which have not been voted.

         The cost of  solicitation  of the Proxies being  solicited on behalf of the Board of Directors  will be borne by the Company.  In addition to the use of the mails, proxy  solicitation may be made by telephone,  telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their  nominees  for their  reasonable  expenses in sending  soliciting material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information  concerning ownership of the
Company's  Common  Stock,  as of the Record  Date,  by each person  known by the
Company  to be the  beneficial  owner of more than five  percent  of the  Common
Stock,  each  director,  each executive  officer,  and nominee for election as a director and by all directors and executive officers of the Company as a group:

                                       -2-

      Name and Address                    Shares                 Percentage
    of Beneficial Owner              Beneficially Owned          of Class(6)
    -------------------              ------------------          -----------

A.F. Petrocelli                        3,387,705(1)(2)              62.1%
9 Park Place
Great Neck, NY 11021

Beverly Petrocelli                       500,000(2)                 10.7%
c/o 9 Park Place
Great Neck, NY 11021

Anthony J. MicelI                         99,633(3)                  2.1%

Arnold S. Penner                          25,666(4)                     *

Howard M. Lorber                         134,166(5)                  2.8%

Robert M. Mann                                 0                        0

All executive officers and             3,647,170(1)(3)              65.1%
directors as a group (4                         (4)(5)
persons)

*        Less than 1%

(1)      Mr.  Petrocelli  owns  directly  2,615,324  shares of Common  Stock and presently  exercisable options or options exercisable within 60 days of
         May 8,  2001 to  purchase  772,381  shares of  Common  Stock.  Does not include shares held by the wife, adult children or the grandchildren of
         Mr. Petrocelli.  Mr. Petrocelli  disclaims  beneficial ownership of the shares held by his wife, adult children and grandchildren.

(2)      Beverly  Petrocelli  is the  wife  of Mr.  Petrocelli.  Mr.  Petrocelli disclaims  beneficial  ownership of all shares held by Mrs. Petrocelli.
         Does not include shares held by mr. petrocelli or the adult children or
         the  grandchildren  of  mrs.  petrocelli.   Mrs.  Petrocelli  disclaims
         beneficial ownership of the shares held by her husband,  adult children and grandchildren.

                                      -3-

(3)      Consists  of 1,300  shares of Common  Stock and  presently  exercisable options  or  options  exercisable  within  60  days  of May 8,  2001 to purchase 98,333 shares of Common Stock.

(4)      Consists of 25,666  shares  issuable upon the exercise of options which are exercisable within 60 days of May 8, 2001.

(5)      Includes  30,000  shares  owned by Hallman & Lorber  Associates  Profit
         Sharing  Plan (an  entity  in which  Mr.  Lorber  may be deemed to be a control  person)  and  36,800  shares  owned by the  Howard  M.  Lorber
         Irrevocable  Trust.  Mr. Lorber disclaims  beneficial  ownership of all shares owned by Hallman & Lorber Associates Profit Sharing Plan and The
         Howard  M.  Lorber  Irrevocable  Trust.  Also  includes  25,666  shares issuable upon the exercise of options which are  exercisable  within 60 days of May 8, 2001.

(6)      Includes  the  shares of Common  Stock  subject  to  options  which are presently  exercisable or exercisable  within 60 days after May 8, 2001 held by  directors  and  executive  officers as a group for purposes of calculating  the  respective  percentages of Common Stock owned by such individuals or by the executive officers and directors as a group.

                                       -4-

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next  Annual  Meeting of  Stockholders  of the Company and until their successors shall be duly elected and qualified.  Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.  Abstentions from  voting and broker  non-votes  on the  election of  directors  will have no effect since they will not  represent  votes cast at the Meeting for the purpose of electing  directors.  All  nominees  are  currently  directors of the Company except for  Robert M. Mann.  The terms of the  current  directors  expire at the
Meeting and when their successors are duly elected and qualified. Management has no reason to believe  that any of the  nominees  will be unable or  unwilling to serve as a  director,  if  elected.  Should  any of the  nominees  not  remain a candidate for election at the date of the Meeting,  the Proxies will be voted in favor of those  nominees who remain  candidates  and may be voted for substitute nominees  selected  by the Board of  Directors.  The names of the  nominees  and certain information concerning them are set forth below:

                                                                                                                    First
                                                                                                                    Year
                                                                                                                   Became
     Name                               Principal Occupation                                   Age                Director
------------------------------         -------------------------------------------------     -------        --------------

A.F. Petrocelli                        Chairman of the Board,                                     57                1981
                                            President and Chief
                                            Executive Officer of
                                            the Company

Anthony J. Miceli                      Vice President, Chief                                      38                1996
                                            Financial Officer and
                                            Secretary of the
                                            Company

Arnold S. Penner                       Self-employed real estate                                  64                1989
                                         investor and broker

                                       -5-

                                                                                                                    First
                                                                                                                    Year
                                                                                                                   Became
     Name                               Principal Occupation                                   Age                Director
------------------------------         -------------------------------------------------     -------        --------------

Howard M. Lorber                       President and Chief                                        52                1991
                                          Operating Officer of
                                          New Valley Corporation
                                          and Vector Group Ltd.

Robert M. Mann                            Private Investor -                                      59                --
                                          Apparel Industry

         A.F.  PETROCELLI,  has been  Chairman of the Board and Chief  Executive
Officer of the Company  since  December,  1987,  President of the Company  since
June,  1991 and from June,  1983 to March,  1989 and a Director  of the  Company
since June 1981.  Mr.  Petrocelli  has been  Chairman of the Board of Directors,
President and Chief Executive Officer of Prime Hospitality  Corp.  ("Prime"),  a
New York Stock Exchange listed company since 1998, and a Director of Prime since
1992.  Mr.  Petrocelli  is also a Director of Boyar Value Fund (a public  mutual fund),  a Director  of Philips  International  Realty  Corp.  ("Philips")  and a
Director of Nathan's Famous Inc. ("Nathan's").

         ANTHONY J.  MICELI,  has been a Director,  a Vice  President  and Chief
Financial  Officer of the  Company  since June,  1996 and prior  thereto was the
Corporate  Controller of the Company for more than seven years.  Mr. Miceli is a
Certified Public Accountant and a member of the American  Institute of Certified
Public Accountants and New Jersey Society of Certified Public Accountants.

         ARNOLD S. PENNER, has been a Director of the Company since 1989 and has worked for more than the past five years as a private  real estate  investor and as a self-employed real estate broker in New York. Mr. Penner is also a Director of Philips.

         HOWARD M.  LORBER has been a Director of the  Company  since 1991.  Mr.
Lorber has been  Chairman of the Board and Chief  Executive  Officer of Nathan's
for more than the past five years and  Chairman  of the Board of  Directors  and
Chief  Executive  Officer of  Hallman & Lorber  Associates,  Inc.  for over five years.  He has been a director,  President  and Chief  Operating  Officer of New
Valley  Corporation  for more than five  years.  He has been a  director  of and member of the Audit Committee and Compensation Committee of Prime since 1994 and
Chairman of such  committees  since 1998.  He also  became  President  and Chief
Operating Officer of Vector Group Ltd. in January 2001.

         ROBERT M. MANN has been a private  investor in the apparel industry for more than five (5) years.

                                       -6-

RECOMMENDATION

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  ELECTION  OF EACH OF THE
NOMINEES.

MEETINGS, BOARD COMMITTEES AND DIRECTORS COMPENSATION

         The Board of Directors  held one meeting during the year ended December
31,  2000.  From time to time,  the  members  of the Board of  Directors  act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Company has a standing Audit Committee and a Compensation and Stock
Option  Committee  whose members are Howard M. Lorber and Arnold S. Penner,  the independent,  non-employee,  directors  of the  Company.  If  Robert  M. Mann is elected  to the  Board of  Directors,  he will be  appointed  to the Audit C The principal  responsibilities  of the Audit  Committee  are described in the Audit
Committee Charter that was approved by the Board of Directors and is attached as
Appendix A to this Proxy Statement.  The Audit Committee annually  recommends to the Board of Directors  independent  public  accountants to serve as auditors of the  Company's  books,  records  and  accounts,  reviews the scope of the audits performed by such auditors and the audit reports  prepared by them,  and reviews and monitors the Company's internal accounting procedures.  The Compensation and
Stock Option Committee recommends to the Board of Directors compensation for the
Company's  key  employees  and  administers  the  Company's  1988  Incentive and
Non-Qualified  Stock  Option  Plan (the  "Plan")  and the  Company's  1988 Joint
Incentive  and  Non-Qualified  Stock  Option Plan (the "Joint  Plan") and awards stock options thereunder.

         Directors  of the  Company  who are not  officers  of the  Company  are entitled  to receive  compensation  for  serving as  directors  in the amount of
$6,000 per annum and $500 per Board meeting and Committee meeting  attended.  In addition,  in 2000 each of the  members  of the Board of  Directors  who are not officers of the Company  received  options to purchase  10,000  shares of Common
Stock at an exercise price of $13.0625 per share.

AUDIT COMMITTEE REPORT

         The members of the Audit Committee from January 1, 2000 to December 31,
2000 were Messrs.  Penner and Lorber,  both of whom are "independent  directors"
(as "independent  director" is defined pursuant to Section 121(A) of the listing standards of the American Stock Exchange ("AMEX")).  The Audit Committee met one
time during the fiscal year ended December 31, 2000.

         The Audit  Committee  adopted a written  charter  during fiscal 2000, a copy of which is attached to this Proxy Statement as

                                       -7-

Appendix A. The Company's  independent auditors are responsible for auditing the financial statements.  The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide  any  special  assurances  with  regard to the  Company's  financial statements,  nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

         In connection with the audit of Company's financial  statements for the year ended December 31, 2000, the Audit Committee met with  representatives from
Ernst & Young,  LLP, the Company's  independent  auditors.  The Audit  Committee reviewed  and  discussed  with  Ernst &  Young,  LLP,  the  Company's  financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

         On February 14, 2001, the Audit Committee  received from Ernst & Young,
LLP the  written  disclosures  and the  letter  regarding  Ernst & Young,  LLP's independence required by Independence Standards Board of Standard No. 1.

         In  addition,  the Audit  Committee  reviewed  and  discussed  with the
Company's  management the Company's  audited  financial  statements  relating to fiscal year ended  December 31, 2000 and has discussed  with Ernst & Young,  LLP the independence of Ernst & Young, LLP.

         Based upon review and discussions  described above, the Audit Committee recommended  to the Board of Directors that the Company's  financial  statements audited by Ernst & Young, LLP be included in the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 2000.

                                              Howard M. Lorber
                                              Arnold S. Penner

                                       -8-

EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's 2000 fiscal year, all compensation  awarded  to,  earned  by or paid to the  chief  executive  officer
("CEO") and the most highly  compensated  executive officer of the Company other than the CEO who was an executive  officer of the Company during the fiscal year ended  December  31,  2000 and whose  salary and bonus  exceeded  $100,000  (one individual) with respect to the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                                Long Term Compensation
                                                  -------------------                                ----------------------

                                                                                Other Annual                      All Other
  Name and Principal                                                            Compensation       Number of     Compensation
       Position                        Year          Salary($)      Bonus($)      ($)(1)            Options           ($)
       --------                        ----          ---------      --------      ------            -------           ---

A.F. Petrocelli,                       2000           650,000        700,000       ----             300,000            ----
   Chairman of the                     1999           650,000        700,000       ----             300,000            ----
   Board, President                    1998           650,000        700,000       ----             300,000            ----
   and Chief Executive
   Officer

Anthony J. Miceli,                     2000           160,000        100,000       ----             10,000             ----
   Vice President and                  1999           150,577        100,000       ----             30,000             ----
   Chief Financial                     1998           142,619         70,000       ----             30,000             ----
   Officer

(1)     Perquisites and other personal benefits, securities or property to each executive  officer  did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

                                       -9-

OPTION GRANTS DURING 2000 FISCAL YEAR

         The following table provides information related to options to purchase
Common Stock granted to the CEO and the named executive officer during 2000. The
Company  currently  does not have any  plans  providing  for the  grant of stock appreciation rights.

                                          Individual
                                          ----------
                                                                                Potential Realizable Value
                                           % of Total                           at Assumed Rates of Stock
                                           Options                               Price Appreciation for
                                           Granted                                  Option Term(2)
                                Number of      to      Exercise
                               Securities  Employees   or Base
                               Underlying  in Fiscal    Price
      Name                      Option(#)    Year     ($/Sh)(1)    Expiration Date        5%           10%
      ----                      ---------    ----     ---------    ---------------        --           ---

A.F. Petrocelli                 300,000     80.1      $13.0625       June 7, 2010    $2,464,481    $6,245,478

Anthony J. Miceli                10,000      2.7      $13.0625       June 7, 2010       $82,149      $208,183

(1)      The option  exercise  price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Compensation and Stock Option Committee administering the  Company's  stock option plans.  The exercise  price is equal to or greater  than the fair market  value of the Common Stock on the date of grant.

(2)      The  potential   realizable   value  portion  of  the  foregoing  table
         illustrates  values that might be realized upon exercise of the options immediately  prior  to the  expiration  of  their  term,  assuming  the specified  compounded  rates of  appreciation  on the Company's  Common
         Stock  over the term of the  options.  These  numbers  do not take into account  provisions of certain options providing for termination of the option  following  termination  of employment,  non-transferability  or differences  in vesting p  Regardless  of the  theoretical  value of an option,  its  ultimate  value will depend upon the market  value of the
         Common Stock at a future date,  and that value will depend on a variety of factors, including the overall condition of the stock market and the
         Company's results of operations and financial  condition.  There can be no assurance that the values reflected in this table will be achieved.

                                      -10-

FISCAL YEAR END OPTION VALUES

         No options  were  exercised by the CEO or the named  executive  officer during the fiscal year ended  December 31, 2000.  The following  table  provides information  related to the number and value of options  held by the CEO and the named executive officer at fiscal year end.

                               Number of Securities Underlying    Value of Unexercised In-the-Money
                                Unexercised Options at FY-End           options at FY-End ($)
                                                                                    (1)
                              ----------------------------------  ---------------------------------

Name                               Exercisable     Unexercisable    Exercisable     Unexercisable
----                               -----------     -------------    -----------     -------------

A.F. Petrocelli.....               572,381           600,000          237,500           581,250
Anthony J. Miceli...                85,000            40,000          171,250            26,875

(1)      Based on the closing  price of a share of Common  Stock on December 31,
         2000 of $14.625, as reported on AMEX.

EMPLOYEE RETIREMENT PLAN

         The Company,  through one of its  subsidiaries,  has a  noncontributory pension plan that covers the  executive  officers of the Company.  The following table discloses  estimated  annual benefits payable upon retirement in specified compensation and years of service  classifications,  based on current limits set by the Internal Revenue Code of 1986, as amended (the "Code").

                     PROJECTED ANNUAL BENEFIT AT RETIREMENT

                        ----------------------------------------------------------------------------------

        Salary                  10              15           20            25            30            35
        ------          ----------------------------------------------------------------------------------

$ 30,000...............      $3,250          $4,875        $6,500        $8,125        $9,750        $11,375
  40,000...............       4,750           7,125         9,500        11,875        14,250        16,625
  50,000...............       6,250           9,375        12,500        15,625        18,750        21,875
  60,000...............       7,750          11,625        15,500        19,375        23,250        27,125
  70,000...............       9,250          13,875        18,500        23,125        27,750        32,375
  80,000...............      10,750          16,125        21,500        26,875        32,250        37,625
  90,000...............      12,250          18,375        24,500        30,625        36,750        42,875
 100,000...............      13,750          20,625        27,500        34,375        41,250        48,125
 150,000...............      21,250          31,875        42,500        53,125        63,750        74,375
 160,000...............      22,750          34,125        45,500        56,875        68,250        79,625
 170,000...............      24,250          36,375        48,500        60,625        72,750        84,875

         The Company did not make any contributions for the benefit of executive officers for the year ended December 31, 2000.

         The  estimated  credited  years of  service  for each of the  executive officers named in the Summary Compensation Table is as follows:  A.F. Petrocelli twenty six years and Anthony J. Miceli thirteen years, respectively.

         Subject  to  compensation  limitations  under the  Employee  Retirement
Income Security Act of 1974,  which was $170,000 in 2000,  benefits are computed as follows:  For each year of credited  service after June 30, 1989,  the sum of one percent (1%) of annual compensation,  as defined, up to $25,000 plus one and one-half percent (1 1/2%) of annual compensation in excess of $25,000.

                                      -11-

EMPLOYMENT CONTRACTS

         The  Company  has an  employment  contract  with Mr.  Petrocelli  which provides for a base salary of $650,000 per annum plus a bonus as  determined  by the Board of  Directors.  In the event of a change of control of the  Company as defined in the employment agreement, the Company shall pay Mr. Petrocelli a lump sum  severance  payment  equal to three years  salary and  purchase  outstanding
options  owned  by  Mr.  Petrocelli.   The  employment  agreement  provides  for
successive one year terms unless either the Company or Mr.  Petrocelli gives the other written notice that the employment agreement is terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Lorber is a member of the Compensation and Stock Option  Committees of the Company. Mr. Petrocelli also serves as President, Chief Executive Officer and Chairman of the Board of Prime.  Mr. Lorber is Chairman of the  Compensation
Committee of Prime. For information relating to transactions  involving Messrs.,
Petrocelli and Lorber and the Company,  see "Certain  Relationships  and Related
Transactions."

           COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

GENERAL

         The  Compensation  and Stock Option  Committee  determine  the cash and other  incentive  compensation,  if any, to be paid to the  Company's  executive officers and key employees. Messrs. Lorber and Penner, non-employee directors of the Company, serve as members of the Compensation and Stock Option Committee and are independent and non-employee directors.

COMPENSATION PHILOSOPHY

         The Compensation and Stock Option  Committee's  executive  compensation philosophy  is to base  management's  pay, in part,  on the  achievement  of the
Company's  annual  and  long-term  performance  goals by (a)  setting  levels of compensation  designed  to  attract  and hold  superior  executives  in a highly competitive  business  environment,  (b) providing  incentive  compensation that varies  directly  with the  Company's  financial  performance  and the impact of individual initiative and achievement on such financial performance, (c) linking compensation  to  elements  which  effect the  Company's  annual  and  long-term performance,  (d)  evaluating  the  competitiveness  of  executive  compensation programs  based  upon  information  drawn  from a variety  of  sources,  and (e)
establishing   salary  levels  and  bonuses   intended  to  be  consistent  with
competitive  practice and level of  responsibility,  with salary  increases  and bonuses reflecting  competitive trends, the overall financial performance of the
Company,  the  performance  of the  individual  executive  and  the  contractual arrangements that may be in effect with the individual executive.

                                      -13-

         Section 162(m) of the Code prohibits a publicly held corporation,  such as the Company,  from claiming a deduction on its federal  income tax return for compensation  in excess of $1 million  paid for a given fiscal year to the Chief
Executive  Officer  (or  person  acting  in that  capacity)  at the close of the corporation's  fiscal year and the four most highly compensated  officers of the corporation,  other  than  the  chief  executive  officer,  at  the  end  of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to  "performance-based  compensation."  The Company  believes that any compensation  received by executive  officers in connection with the exercise of
options   granted   under   the   Joint   Plan   and  the  Plan   qualifies   as
"performance-based compensation."

SALARIES

         Base  salaries for the  Company's  executive  officers  are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the individual,  and by reference to the  competitive  marketplace for  management  talent,  including a comparison of base salaries for comparable positions at comparable companies within the Company's industries. Annual salary adjustments are determined consistent with the Company's  compensation policy by evaluating the  competitive  marketplace,  the  performance of the Company,  the performance of the executive  particularly with respect to the ability to manage the growth of the Company,  the length of the executive's service to the Company and any increased  responsibilities  assumed by the executive. Mr. Miceli's base salary  is  determined  by  the  Compensation  and  Stock  Option  Committee  in
consultation  with the  Chairman  of the Board,  President  and Chief  Executive
Officer of the Company.

ANNUAL BONUSES

         The Company from time to time  considers  the payment of bonuses to its executive  officers although no formal plan currently  exists.  Bonuses would be determined  based,  first,  upon the level of  achievement by the Company of its
strategic  and  operating  goals  and,  second,   upon  the  level  of  personal
achievement  by  participants.  The  achievement  of personal goals includes the
actual   performance  of  the  Company  for  which  the  executive  officer  has responsibility as compared to the planned performance thereof,  other individual contributions,  the ability to manage and motivate  reporting  employees and the achievement  of assigned  projects.  Bonuses are  determined  annually after the close of each fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Petrocelli's base salary of $650,000 is based upon the terms of his employment  agreement  and the factors  described  in the  "Salaries"  paragraph above. Mr. Petrocelli will receive the

                                      -14-

same base salary in 2001.  Mr.  Petrocelli  received a bonus in 2001 of $700,000 for services  rendered  during the 2000 fiscal year.  The Company  believes such bonus is "performance  based" for purposes of Section 162(m) of the Code because the Company's  revenues  exceeded  $50,000,000  for the year ended  December 31,
2000.  At the  Company's  1998 Annual  Meeting of  Stockholders,  the  Company's
stockholders  approved a  performance  criteria  which  requires  the Company to achieve at least  $50,000,000 in total revenues in order for the Chief Executive
Officer to be  eligible  to receive a bonus.  In  addition,  in 2000 the Company granted Mr. Petrocelli options to purchase 300,000 shares of Common Stock.

COMPENSATION AND STOCK OPTION COMMITTEE

         The members of the  Compensation  and Stock Option Committee are Arnold
S. Penner and Howard M. Lorber.

         COMMON  STOCK  PERFORMANCE:  Set forth below is a graph  comparing  the total shareholder  returns (assuming  reinvestment of dividends,  if any) of the
Company,  AMEX and a peer  group  ("the Peer  Group")  compiled  by the  Company consisting of publicly traded  companies in industry  segments  corresponding to those in which the Company competes. The Peer Group, which includes the Company, consists of the following  companies that either (i) were part of the Peer Group in the performance  graph included in the Company's Proxy Statement for the 2000
Annual  Meeting of  Stockholders:  Commercial  Net Lease Realty Inc.,  Lexington
Corp.   Properties  Trust,   Realty  Income  Corp.  and  Keystone   Consolidated
Industries,  Inc.,  or (ii) are new  additions  to the Peer  Group:  One Liberty
Properties,  Inc., Hastings Manufacturing Company,  Ramco-Gershenson  Properties
Trust and Omni USA Inc. The following entities which were previously part of the
Peer  Group are no longer  in the Peer  Group:  EQK  Realty  Investors,  Larizza
Industries,   Inc.,   Trinet  Corp.  Realty  Trust  Inc.,  and  Pacific  Gateway
Properties,  Inc.  Such  entities  were removed from the Peer Group because they either liquidated or merged with other entities.

         The Peer Group  consolidation was completed on a weighted average basis
(market  capitalization  basis,  adjusted  at the end of each  year).  The graph assumes $100 invested on December 31, 1995, in the Company and each of the other indices.

                                      -15-

                TOTAL RETURN TO SHAREHOLDERS REINVESTED DIVIDENDS

                                 INDEXED RETURNS
                                  Years Ending

                                Base
Company                         Period
Name/Index                      Dec 95        Dec 96        Dec 97         Dec 98        Dec 99          Dec 00
----------------------------------------------------------------------------------------------------------------
United Capital                  100.00        127.27        385.45         247.27        270.91          212.73
Corp.
American Stock                  100.00        106.39        124.88         125.68        159.96          163.75
Exchange
Peer Group                      100.00        122.59        155.20         137.85        121.58          144.01
================================================================================================================

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following sets forth the transactions involving the Company and its subsidiaries  and its executive  officers and/or Directors from January 1, 2000.
Specific descriptions of these transactions are provided below.

         The Company's  two hotel  properties  are managed by Prime,  a publicly traded company for which A.F.  Petrocelli is President,  Chief Executive Officer
and Chairman of the Board and Howard M. Lorber is a director.  Fees paid for the management of these  properties  are based upon a percentage of revenue and were approximately $165,000 for 2000. Included in the Company's marketable securities at December  31, 2000 was  approximately  $29,101,000  of common  stock of Prime which represents approximately 5.6% of Prime's outstanding shares.

        In March 1997, the Company completed a $73,250,000 sales/leaseback transaction with Kmart Corporation for two of its distribution centers located in Brighton, Colorado and Greensboro, North Carolina. Kmart will lease these facilities for a minimum of 25 years. These sites encompass over 2.7 million square feet and service approximately 300 Kmart stores. The Company has taken a
50% equity interest in this t Also participating in this transaction were
Beverly Petrocelli, Arnold Penner, Howard M. Lorber and the spouse of a director who have taken approximately an 8% interest in this transaction. A.F. Petrocelli disclaims beneficial ownership of the participation interest held by Beverly
Petrocelli.

        In January 2000, the Company participated in a $4.5 million loan transaction secured by mortgage liens against three
properties in New York, New York.  The Company advanced

                                      -16-

approximately $3.5 million in connection with this loan. The remaining $1.0 million was advanced by Beverly Petrocelli. The maturity date of the note has been extended in accordance with its original terms from February 2001 to
February 2002 and the note bears interest at 14% per annum payable monthly. The participants also received a commitment fee of 4% in connection with the loan and an additional commitment fee of 4% in connection with the extension of the maturity date of the note. A.F. Petrocelli disclaims beneficial ownership of the participating interest held by Beverly Petrocelli.

        The Company has Indemnity Agreements with certain directors
(individually, each an "Indemnitee"), indemnifying each Indemnitee against the various legal risks and potential liabilities to which such individuals are subject due to their position with the Company, in order to induce and encourage highly experienced and capable persons such as the Indemnitees to continue to serve as directors of the Company.

                              INDEPENDENT AUDITORS

        The Board of Directors has not appointed independent auditors for the year ending December 31, 2001.

        The Company's auditors for the year ended December 31, 2000 were Ernst &
Young LLP. The Company annually reviews the selection of its independent auditors and no selection has been made for the current year.

        AUDIT FEES

        Audit fees billed to the Company by Ernst & Young, LLP during the fiscal year ended December 31, 2000 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $100,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
FEES:

        The Company did not engage Ernst & Young, LLP to provide advice to the
Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

        ALL OTHER FEES

        Fees billed to the Company by Ernst & Young, LLP during the fiscal year ended December 31, 2000 for all other non-audit services rendered to the
Company, including tax related services totaled approximately $88,000.

                                      -17-

        The Company's auditors for the year ended December 31, 1998 were Arthur
Andersen LLP ("Arthur Andersen"). As stated in the Company's proxy statement dated May 6, 1999, the Company annually reviews the selection of its independent auditors. The Company had previously solicited bids from independent accountants to audit the Company's financial statements for the year ended December 31, 1999 and on October 4, 1999, Arthur Andersen informed the Company that it was resigning. The Audit Committee voted to appoint Ernst & Young LLP as its new independent accountants on October 4, 1999.

                                  ANNUAL REPORT

        All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2000 Annual Report for the year ended December 31, 2000, which contains certified consolidated financial statements of the Company and its subsidiaries for the year ended
December 31, 2000.

        ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE
COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000
(WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY
WRITING TO ANTHONY J. MICELI, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
SECRETARY AT UNITED CAPITAL CORP., 9 PARK PLACE, GREAT NECK, NEW YORK 11021.

                              STOCKHOLDER PROPOSALS

        Stockholder proposals made in accordance with Rule 14a-8 under the
Securities Exchange Act of 1934, as amended and intended to be presented at the
Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Great Neck, New York no later than January 11, 2002 for inclusion in the proxy statement for that meeting.

        In addition, the Company's By-laws require that a stockholder give advance notice to the Company of nominations for election to the Board of
Directors and of other matters that the stockholder wishes to present for action at an annual meeting of stockholders (other than matters included in the
Company's proxy statement in accordance with Rule 14a-8). Such stockholder's notice must be given in writing, include the information required by the By-laws of the Company, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices. The
Company must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company

                                      -19-

first mailed its proxy materials for the prior year's annual meeting of stockholders. While the Company has not yet set the date of its 2002 Annual
Meeting of Stockholders, if it were held on June 12, 2002 (the date that corresponds to the date on which the 2001 Annual Meeting is being held), notice of a director nomination or stockholder proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than April 28, 2002.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the
Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                            Anthony J. Miceli
                                            SECRETARY
May 11, 2001

                                      -20-

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              UNITED CAPITAL CORP.

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 12, 2001

        The undersigned, a stockholder of United Capital Corp., a Delaware corporation (the "Company"), does hereby appoint A.F. Petrocelli and Anthony J.
Miceli, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of
Stockholders of the Company to be held at the offices of the Company, 9 Park
Place, Great Neck, New York 11021, on June 12, 2001, at 10:00 A.M., Local Time,
or at any adjournment or adjournments thereof.

        The undersigned hereby instructs said proxies or their substitutes:

        1. ELECTION OF DIRECTORS:

         The election of the following  directors:  Howard M. Lorber,  Robert M.
Mann, Anthony J. Miceli, Arnold S. Penner and A.F. Petrocelli to serve until the next annual meeting of  stockholders  and until their  successors have been duly elected and qualified.

`          / / FOR                              / / WITHHOLD AUTHORITY TO
                                                    VOTE FOR ANY NOMINEE(S),
                                                    PRINT NAME(S) BELOW

                                                    --------------------------

        2. DISCRETIONARY AUTHORITY:

        To vote with discretionary authority with respect to all other matters which may come before the Meeting.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE
GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT DIRECTORS.

        The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual
Meeting and Proxy Statement, both dated May 11, 2001, and a copy of either the
Company's Annual Report or Annual Report on Form 10-K for the year ended
December 31, 2000.

Dated _______________________ 2001

_____________________________ (L.S.)

                                             ----------------------------------
                                                Signature if held jointly

                                             Please sign exactly as name appears
                                             hereon.  When  shares  are  held by
                                             joint  tenants,  both should  sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             a corporation,  please sign in full
                                             corporate   name  by  President  or
                                             other  authorized   officer.  If  a
                                             partnership,    please    sign   in
                                             partnership   name  by   authorized
                                             person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                        CARD USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                              UNITED CAPITAL CORP.

         The Audit  Committee of the Board of Directors of United  Capital Corp.
(the  "Corporation")  (the  "Committee")  shall assist the Board of Directors in fulfilling its oversight  responsibilities with respect to the financial reports and other financial  information provided by the Corporation to the stockholders and  to the  general  public,  the  Corporation's  internal  controls,  and  the
Corporation's audit, accounting and financial reporting processes generally. The
Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control;
review  and  appraise  the  audit  efforts  of  the  Corporation's   independent
accountants;  and provide for open, ongoing  communication among the independent accountant,  financial  and  senior  management,  and  the  Board  of  Directors concerning the Corporation's  financial position and affairs. The Committee will report  its  actions  to the Bof  Directors  with  such  recommendations  as the
Committee may deem  appropriate.  The Committee  shall be governed in accordance with the By-Laws of the  Corporation  as well as have the  following  powers and duties:

         1.  Structure  and  Composition.  Not  later  than  June  14,  2001 the
Committee shall be composed of at least three independent  directors who are all capable of reading,  understanding and analyzing  financial  statements,  or who will become financially  literate within a reasonable time after being appointed to the  Committee.  At  least  one  member  of the  Committee  shall  have  past employment experience in finance or accounting,  or any comparable experience or
background   which   results  in  that   committee   member   having   financial
sophistication.  The  members of the  Committee  shall elect the  Chairman  (the
"Chairman")  from among  themselves.  The  independence  of a director  shall be determined in accordance with the rules and regulations of the securities market where the  Corporation's  shares of Common  Stock are  traded.  The  duties  and responsibilities  of a member of the  Committee  are in addition to those duties generally pertaining to a member of the Board of Directors.

         2.  General  Financial  Oversight.  The  Committee  shall meet with the independent accountants and the principal accounting officers of the Corporation to ascertain that reasonable procedures

and  controls  are  followed  to  safeguard  the  Corporation's  assets and that adequate  examinations  are made to ensure the rof the  results  reported in the financial statements for the fiscal year. Specifically, the Committee shall:

                  o  Review  the   financial   information   contained   in  the
                  Corporation's  Quarterly  Report  on Form  10-Q  prior  to its filing  with  the  Securities  and  Exchange  Commission  (the
                  "SEC"),  the  Corporation's   earning  announcement  prior  to
                  release,  and  the  results  of the  independent  accountant's review of Interim  Financial  Information  pursuant to SAS 71.
                  The Chairman may represent the Committee,  either in person or by telephone conference call, for the purpose of this review.

                  o Review with  management and the  independent  accountants at the  completion  of the  annual  audit and prior to filing the
                  Corporation's annual report on Form 10-K (the "Annual Report")
                  with the SEC, the accuracy and completeness of the following :

                           (i) the Corporation's  financial  statements included
                           in the Annual Report and related footnotes;

                           (ii) the independent accountant's audit of the
                           financial statements and their report;

                           (iii) any significant changes required in the
                           independent accountant's examination plan;

                           (iv) any serious difficulties or disputes with
                           management encountered during the course of the
                           audit; and

                           (v) other matters related to the conduct of the audit
                           which are to be  communicated  to the Committee under
                           generally  accepted  auditing  standards,   including
                           discussions relating to the independent  accountants'
                           judgement  about such matters as to the quality,  not
                           just   the   acceptability,   of  the   Corporation's
                           accounting practices and other items set forth in SAS
                           61  (Communications  with Audit  Committees) or other
                           such  auditing  standards  that  may in time  modify,
                           supplement or replace SAS 61.

                  o The Committee will have prepared and reviewed the Audit
                  Committee Report for inclusion in the annual

                  stockholder's meeting proxy statement.  The Committee
                  must state whether it:

                           (i) has reviewed and discussed the audited
                           financial statements with management;

                           (ii) has discussed  with the  independent  accountant
                           the matters  required to be  discussed  by SAS 61, as
                           may be modified, supplemented or replaced;

                           (iii) has received the written  disclosures  from the
                           independent   accountants  required  by  Independence
                           Standards Board Standard No. 1 ("ISBS No. 1"), as may
                           be modified or  supplemented,  and has discussed with
                           the accountant their independence; and

                           (iv) has recommended to the Board of Directors, based
                           on the review and  discussions  referred  to in above
                           items  (i)  through  (iii),  that  the  Corporation's
                           financial statements be included in the Annual Report
                           on Form 10-K for the last fiscal year for filing with
                           the SEC.

                  3. Selection of Independent  Accountants.  The Committee shall recommend the firm of  independent  accountants  to be nominated for the ensuing year at the Board of Directors meeting when such action is taken.

                  o Before recommending a continuing independent accountant, the
                  Committee shall ensure the receipt for the year of, and review with the independent accountant,  a written statement required by ISBS No.1, as may be modified or supplemented,  and discuss
                  their  continued   independence   with  the  accountant.   The
                  Committee  will  recommend  that the Board of  Directors  take appropriate  action on any  disclosed  relationships  that may reasonably  be  brought  to  bear on the  independence  of the accountants  and  satisfy  itself  that  the  Corporation  has engaged independent  accountants as required by the Securities
                  Act of 1933,as amended.

                  4. Controls, Policies and Procedures Oversight. The members of the  Committee  shall  meet  from  time to time to  review  accounting  policies followed, changes therein, internal and accounting controls, and any issues that may be raised by the independent accountants. At the discretion of the Chairman, the principal  accounting  officers of the  Corporation may be invited to attend the meetings of the Committee with the independent

accountants.  The Committee may request the independent accountants to report on the adequacy of their  examination,  their views of the  Corporation's  internal
controls,   and  on  the  Corporation's   compliance  with  accepted  accounting
principles  adopted  by the  accounting  profession,  as well as the  effect  of unusual or extraordinary  transactions.  The Committee shall also be responsible for the following:

                  o Obtain the  approval of the full Board of  Directors of this
                  Charter  and  shall  review  and  reassess   this  Charter  as
                  conditions dictate, at least on annual basis;

                  o  Periodically  review  the  adequacy  of  the  Corporation's accounting, financial, and auditing personnel resources.

                  5. Advice; Legal  Representation.  The Committee is authorized to confer with the  Corporation's  management and other employees to whom it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize  investigations  into any matter within the  Committee's scope of  responsibilities.  The  Committee  also is  authorized to seek outside legal or other advice to the extent it deems necessary or appropriate,  provided it shall keep the Board of Directors advised as to the nature and extent of such outside advice.